EXECUTION COPY

EXHIBIT 10.9

AMENDMENT NO. 1

TO MASTER REPURCHASE AGREEMENT

Amendment No. 1, dated as of April 15, 2003 (this “Amendment”), among MERRILL LYNCH MORTGAGE CAPITAL INC. (the “Buyer”) and HOMEBANC MORTGAGE CORPORATION (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of February 27, 2002 (the “Existing Master Repurchase Agreement”; as amended by this Amendment, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions.

(a) Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by adding the following defined term, which amendment shall be effective solely during the Increased Maximum Purchase Price Period (as defined below):

““Increased Maximum Purchase Price Period” shall mean the period beginning April 1, 2003 through and including April 30, 2003; provided, that such Increased Maximum Purchase Price Period may be extended in the sole discretion of Buyer by delivery of written notification thereof to the Seller.”

(b) Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by deleting the definition of “Maximum Purchase Price” in its entirety and replacing it with the following language, which amendment shall be effective solely during the Increased Maximum Purchase Price Period:

““Maximum Purchase Price” means ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000).”

SECTION 2. Covenants. Section 12(j)(ii) is hereby amended by deleting it in its entirety and replacing it with the following:

“(ii) Maintenance of Ratio of Indebtedness to Tangible Net Worth. The Seller shall maintain the ratio of Indebtedness to Tangible Net Worth no greater than 15:1; provided,

that with respect to the period beginning on February 28, 2003 through and including April 30 , 2003, the Seller shall maintain the ratio of Indebtedness to Tangible Net Worth no greater than 16:1.”

SECTION 3. Conditions Precedent. This Amendment shall become effective on April 15, 2003 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

3.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by the duly authorized officers of the Buyer and the Seller; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Master Repurchase Agreement.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	MERRILL LYNCH MORTGAGE CAPITAL INC., as Buyer

	By:	/s/ James Cason

Name: James Cason Title: Vice President

Seller:	HOMEBANC MORTGAGE CORPORATION as Seller

By:

Name: Title:

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	MERRILL LYNCH MORTGAGE CAPITAL INC., as Buyer

By:

Name: Title:

Seller:	HOMEBANC MORTGAGE CORPORATION as Seller

	By:	/s/ Debra F. Watkins

Name: Debra F. Watkins Title: Executive Vice President